                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                USX CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                USX CORPORATION
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

USX CORPORATION

  USX-MARATHON GROUP COMMON STOCK
  USX-U.S. STEEL GROUP COMMON STOCK
  USX-DELHI GROUP COMMON STOCK


  [logo of USX]           NOTICE OF ANNUAL MEETING
                          OF STOCKHOLDERS
                          AND PROXY STATEMENT


Tuesday, April 29, 1997
10:00 A.M., Pacific Daylight Time

Stanford Ballroom
Renaissance Stanford Court Hotel
905 California Street
San Francisco, CA

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TABLE OF CONTENTS

                                                                            Page
Notice of Annual Meeting of Stockholders..................................    3
Proxy Statement...........................................................    3
 The Board of Directors...................................................    4
 Proposals of the Board--
  Proposal No. 1--Election of Directors...................................    6
   Nominees for Director..................................................    6
   Continuing Directors...................................................    8
  Proposal No. 2--Election of Independent Accountants.....................   10
  Proposal No. 3--Approval of Amended 1990 Stock Plan--To Add Individual
   Limit on Grants to Preserve Tax Deductibility Under Section 162(m) of
   the Internal Revenue Code and to Increase the Number of Delhi Shares
   Available for Grants...................................................   11
 Security Ownership.......................................................   12
 Executive Compensation and Other Information.............................   14

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Please Mark, Sign and Return Your Proxy Card Promptly

                                 [LOGO of USX]

USX Corporation                                           Thomas J. Usher
600 Grant Street                                          Chairman, Board of
Pittsburgh, PA                                            Directors
15219-4776                                                & Chief Executive
                                                          Officer

                                       March 10, 1997

To the Stockholders:

The 1997 annual meeting of stockholders (the "Meeting") will be held in the Stanford Ballroom of the Renaissance Stanford Court Hotel, 905 California Street, San Francisco, California, on Tuesday, April 29 at 10:00 A.M., Pacific Daylight Time.

The election of directors and independent accountants will take place at the Meeting. This year we will elect five Class I directors whose terms will expire at the 2000 annual meeting. The proxy statement contains information with respect to the nominees as well as the other directors who continue in office. All of the nominees except one have previously been elected by the stockholders.

The proxy statement also contains a proposal by the Board of Directors that the stockholders approve an amended 1990 Stock Plan. The Board is proposing two amendments. The first, which is intended to preserve tax deductibility under Section 162(m) of the Internal Revenue Code, would add an annual, individual limit on the number of shares with respect to which options and stock appreciation rights may be granted during a calendar year to any employee. The second would increase the number of shares of USX-Delhi Group Common Stock available for grant.

We hope you will be represented at the Meeting by marking, signing and returning the enclosed proxy card as promptly as possible, whether or not you expect to be present in person. The directors of USX Corporation appreciate the cooperation of stockholders in directing proxies to vote at the Meeting.

                                       Sincerely,

                                       /s/ Thomas J. Usher

USX CORPORATION
600 Grant Street, Pittsburgh, PA 15219-4776

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               ON APRIL 29, 1997

  The annual meeting of the stockholders of USX Corporation (the "Meeting") will be held in the Stanford Ballroom of the Renaissance Stanford Court Hotel, 905 California Street, San Francisco, California, on Tuesday, April 29, 1997 at 10:00 A.M., Pacific Daylight Time, for the following purposes:

  To elect five Class I directors;

  To elect independent accountants for 1997;

  To approve a proposal to amend the 1990 Stock Plan (a) in order to meet re-quirements for tax deductibility under the Internal Revenue Code, to add an annual, individual limit on the number of shares with respect to which options and stock appreciation rights may be granted during a calendar year to any em-ployee and (b) to increase the number of shares of USX-Delhi Group Common Stock available for grant; and

  To transact such other business as may properly come before the Meeting.

  Holders of record of each of the classes of USX's common stock on the books of USX Corporation at the close of business on February 28, 1997 are entitled to vote at the Meeting. Beneficial owners of shares of USX's common stock held by banks, brokers or other intermediaries (i.e., in "street name") must pres-ent proof of their ownership for admittance to the Meeting. Such proof may be in the form of a recent brokerage statement or a letter or proxy from the in-termediary.

                                        By order of the Board of Directors,

                                                         Dan D. Sandman,

                                                                  Secretary

Dated, March 10, 1997
                                ---------------

                                PROXY STATEMENT

  This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of USX Corporation ("USX") for use at the 1997 annual meeting of stockholders (the "Meeting") to be held on April 29, 1997 in the Stanford Ballroom of the Renaissance Stanford Court Ho-tel, 905 California Street, San Francisco California. The enclosed proxy is for the use of holders of record of USX-Marathon Group Common Stock ("Marathon Stock"), USX-U.S. Steel Group Common Stock ("Steel Stock") and USX-Delhi Group Common Stock ("Delhi Stock") at the close of business on February 28, 1997. The proxy is a means by which stockholders may authorize the voting of their shares at the Meeting. Shares cannot be voted at the Meeting unless the owner of record is present to vote or is represented by a proxy. Shares represented by proxies received will be voted as specified by the stockholder. Except as otherwise specified in the proxy, shares will be voted for the election of the nominees for director named herein, for the election of Price Waterhouse LLP as independent accountants for 1997 and for the proposal to amend the 1990 Stock Plan. Any person who has signed and returned a proxy may revoke it at any time before it is exercised by submitting a subsequently executed proxy, by giving notice of revocation to the Secretary of USX or by voting in person at the Meeting. All classes of common stock will vote together as a single class on all matters presented for consideration at the Meeting. Directors are elected by a plurality, and independent accountants by a majority, of the votes of the shares present in person or represented by proxy and entitled to vote. The proposal to amend the 1990 Stock Plan must receive a majority of the shares present in person or represented by proxy and entitled to vote in order to be approved. Abstentions are counted as votes present and entitled to vote and have the effect of votes against a particular matter. Broker non-votes are not counted in determining the number of shares voted for or against any nomi-nee for director or any other voting matter. Both abstentions and broker non-votes are counted in determining the presence of a quorum.

  The Board has adopted a policy on confidential voting with respect to prox-ies. The policy, which will be applicable to voting in connection with the Meeting, provides stockholders confidentiality in voting. Accordingly, all ex-ecuted proxy cards and ballots which identify stockholders are held perma-nently confidential, except (i) as necessary to meet any applicable legal re-quirements, (ii) in limited circumstances, such as contested proxy solicitations, and (iii) to allow inspectors of election to tabulate and cer-tify the vote. The tabulators, who are currently employees of USX, and the in-spectors of election, who are not employees of USX, are required to execute appropriate confidentiality agreements.

  The Board knows of no business that will be presented for consideration at the Meeting other than the matters described in this proxy statement. If any other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.

  As of the close of business on February 28, 1997, there were outstanding 287,647,134 shares of Marathon Stock, 84,984,069 shares of Steel Stock and 9,451,269 shares of Delhi Stock. At the Meeting each share of Marathon Stock will be entitled to one vote and each share of Steel Stock and Delhi Stock will be entitled to 1.181 votes and .589 votes, respectively, with respect to matters to be voted upon by all classes of common stock voting as a single class. The number of votes each share of Steel Stock and Delhi Stock is enti-tled to cast has been calculated using a formula based on time-weighted aver-age ratios of the market value of one share of Steel Stock and Delhi Stock, as the case may be, to one share of Marathon Stock over the 20 business day pe-riod ending on February 21, 1997, as provided in USX's Certificate of Incorpo-ration. Shares of preferred stock are not entitled to vote at the Meeting. This proxy statement was first mailed to the stockholders of USX on or about March 10, 1997.

                            THE BOARD OF DIRECTORS

  The business of USX is under the general direction of the Board as provided by the By-Laws of USX and the laws of Delaware, the state of incorporation. There are five principal committees of the Board: the Audit, Compensation, Or-ganization and Corporate Governance, and Public Policy Committees and the Com-mittee on Financial Policy.

  THE AUDIT COMMITTEE has oversight responsibility for ensuring the integrity of the financial reports of USX, determining that the administrative, opera-tional and internal accounting controls are reviewed periodically to assure that USX is operating in accordance with prescribed procedures and codes of conduct and providing direction to the internal audit staff and the indepen-dent accountants. In carrying out its responsibilities, the Audit Committee makes recommendations to the Board regarding the independent accountants to be nominated for election by the stockholders and reviews the independence of such accountants, approves the scope of the annual audit activities of the in-dependent accountants and USX's internal auditors, approves the audit fee pay-able to the independent accountants and reviews audit results. It also has been assigned the responsibility of reviewing matters pertaining to poten-tially divergent interests, if any, among the three classes of common stock, the policies and practices of USX with respect to the three business groups, the allocation of charges and credits among the three business groups and the discharge by the Board of its fiduciary duties to the common stockholders in the context of the three separate classes of stock. In addition, the Audit Committee reviews and approves the Form 10-K Annual Report filed with the Se-curities and Exchange Commission (the "Commission"). Mr. Armstrong, Dr. Brown and Messrs. Corry, Marshall, McGillicuddy, Schofield, Snow and Yearley are members of the Audit Committee, and Mr. Armstrong is Chairman.

  THE COMPENSATION COMMITTEE is responsible for making recommendations to the Board on all matters of policy and procedures relating to compensation of ex-ecutive management, for approving the salaries of officers (other than the of-ficer-directors, whose salaries are approved by the Board) and for administra-tion of the Annual Incentive Compensation Plan and the Senior Executive Officer Annual Incentive Compensation Plan. The Committee also approves grants of options, stock appreciation rights and restricted stock under, and adminis-ters, the plans under which long-term incentives are granted. The Committee is authorized to adopt and amend, on behalf of USX, employee benefit plans, to review the activities of United States Steel and Carnegie Pension Fund as ad-ministrator of certain benefit plans and to make recommendations to the Board concerning policy matters relating to employee benefits. Its members are Messrs. Lee, Lego, McGillicuddy and Schofield, and Mr. McGillicuddy is Chair-man.

  THE ORGANIZATION AND CORPORATE GOVERNANCE COMMITTEE makes recommendations to the Board concerning the appropriate size and composition of the Board, in-cluding candidates for election as directors, the composition and functions of committees of the Board, the compensation of non-employee directors, and all matters relating to the development and effective functioning of the Board. It also confers with USX's management concerning plans for succession to execu-tive management positions and assesses and makes recommendations concerning overall corporate governance to the extent specific matters are not the as-signed responsibility of other committees of the Board. The Organization and Corporate Governance Committee, in recommending candidates for election as di-rectors, among other considerations, studies from time to time the composition of the Board and endeavors to locate candidates for Board membership whose backgrounds indicate that they have broad knowledge and experience in business and society in general. The Organization and Corporate Governance Committee also considers nominees recommended by stockholders for election as director. Such recommendations, together with the nominee's qualifications and consent to be considered as a nominee, should be sent to the Secretary of USX for presentation to the Organ-ization and Corporate Governance Committee. Messrs. Armstrong, Corry, Lego, Richman, Schofield and Yearley are members of the Organization and Corporate Governance Committee, and Mr. Yearley is Chairman.

  THE PUBLIC POLICY COMMITTEE reviews and makes recommendations to the Board concerning corporate policy in connection with community and governmental re-lations, codes of conduct, environmental, safety and OSHA matters, investor relations, trade matters and other broad social, political and public issues. Mr. Armstrong, Dr. Brown and Messrs. Lee, Lego, Marshall, McGillicuddy, Rich-man and Snow are members of the Public Policy Committee, and Mr. Lego is Chairman.

  THE COMMITTEE ON FINANCIAL POLICY makes recommendations to the Board concerning dividends and matters of financial import, receives reports on various financial matters and has authority to approve certain borrowings by USX. Its members are Dr. Brown and Messrs. Corry, Lee, Marshall, Richman, Snow and Yearley, and Mr. Lee is Chairman.

  The Board of Directors met eight times in 1996. The Audit Committee met five times in 1996, the Compensation Committee five times, the Organization and Corporate Governance Committee three times, the Public Policy Committee three times and the Committee on Financial Policy four times. The directors spend considerable time in preparing for meetings of the Board and the committees on which they serve. They also attend as many of the meetings as is possible. During 1996, attendance of the directors averaged 96%.

                           COMPENSATION OF DIRECTORS

  Directors who are officers or employees of USX or of its subsidiaries re-ceive no fees or remuneration, as such, for service as a member of the Board or any Board committee. The By-Laws of USX provide that each director who is not such an officer or employee shall receive such allowances and attendance fees as the Board may from time to time determine. The Board has determined that non-employee directors shall each receive annual retainers of $30,000, each Chairman of a Board committee an additional annual fee of $6,000 and other members of a Board committee an additional annual fee of $5,000 each, plus a fee of $1,600 for each Board or committee meeting attended.

  Pursuant to the USX Corporation Deferred Compensation Plan for Non-Employee Directors (the "Deferred Compensation Plan") non-employee directors may defer some or all of their annual retainers in the form of Common Stock Units or cash. Common Stock Units are book entry units equal in value to a share of Marathon Stock, Steel Stock or Delhi Stock, as the case may be. New directors will be required to receive at least 50 percent of their annual retainers in the form of Common Stock Units. Common Stock Units are credited in January of each year to each non-employee director's account as a combination of Marathon Stock, Steel Stock and Delhi Stock in the same ratio that the outstanding shares of each of the three classes of common stock, on a fully diluted basis, bear to each other on the last day of the preceding calender year. Each Common Stock Unit increases or decreases in value by the same amount and with the same frequency as the fair market value of a share of the corresponding class of common stock. Each quarter, whenever dividends are paid on the Corpora-tion's common stock, equivalent amounts are converted to Common Stock Units and credited to each deferred stock account. Deferred cash accounts may be in-vested in any of a number of investment options. Deferred stock benefits are distributed in shares of common stock within five business days after a non-employee director leaves the Board. Deferred cash benefits are distributed ei-ther in a lump sum or in installments over ten years, in either case after the director leaves the Board. In the event of a change in control of the Corpora-tion resulting in the removal of a non-employee director from the Board, such director will receive cash equal to the aggregate value of his or her deferred cash account and deferred stock account as determined using the higher of the closing prices of each class of the Corporation's common stock on the New York Stock Exchange on the date of such change in control or the highest price ac-tually paid for each class of the Corporation's common stock in connection with such change in control.

  The USX Corporation Non-Employee Director Retirement Benefit Program pro-vides to directors (other than employee-directors or former employee-direc-tors) who complete five years of service and who (1) retire pursuant to the retirement policy, or (2) retire for health or other reasons beyond their con-trol or (3) die prior to retirement, a total benefit equal to the annual re-tainer in effect as of the date of retirement times the number of full years' service as a member of the Board. In the event of the death of a director, any unpaid amount will be paid to the surviving spouse of the director, or the di-rector's estate if there is no surviving spouse. Benefits under the Program may be paid in quarterly installments for the number of years of service as a director or, at the election of the director prior to retirement, in a lump sum equal to the present value of the total benefit pay-able. Payments due the surviving spouse or estate of a deceased director shall be paid in a lump sum equal to the present value of the unpaid benefit owing at the time of the director's death.

  The USX Corporation Non-Employee Director Stock Plan provides that USX will supplement the fees paid to each non-employee director with a grant of shares of each class of common stock of USX equal to that number of shares of such class purchased in the open market by the director up to a maximum of 500 shares of such class. In order to qualify for such grants, non-employee direc-tors must have purchased shares during the 60 days following the date of their initial election to the Board.

  The retirement policy for members of the Board provides that each non-em-ployee director may continue to serve until the end of the month in which age 72 is attained and that each officer-director may continue to serve until re-tirement as an employee, except that the chief executive officer may continue to serve after such retirement if the Board requests that such chief executive officer do so, provided that under no circumstances shall the chief executive officer serve after the month in which such chief executive officer attains age 70. The policy requires retirement notwithstanding that the director's term expires at a later date. It also provides that directors who undergo a significant change in their business or professional careers should volunteer to resign from the Board.

                            PROPOSALS OF THE BOARD

  The following proposals are expected to be presented to the Meeting by the Board.

                     PROPOSAL NO. 1--ELECTION OF DIRECTORS

  USX's Certificate of Incorporation provides that the directors shall be di-vided into three classes: Class I, Class II and Class III, each class to con-sist, as nearly as may be possible, of one-third of the whole number of the Board. At each annual meeting the directors elected to succeed those whose terms expire shall be identified as being of the same class as those directors they succeed and shall be elected for a term to expire at the third annual meeting of stockholders after their election, and until their successors are duly elected and qualified. A director elected to fill a vacancy is elected to the same class as the director he or she succeeds and a director elected to fill a newly created directorship holds office until the next election of the class to which such director is elected.

  The Board has set the maximum number of directors at sixteen, pursuant to the provisions of the By-Laws. The current five Class I directors are nominees for election this year for a three-year term expiring at the 2000 annual meet-ing. All of the nominees (except Mr. Snow, who was elected by the directors effective March 1, 1995) and all of the continuing Class II and Class III di-rectors (except Mr. Wilhelm, who was elected by the directors effective July 25, 1995) have previously been elected by the stockholders. Of the fifteen present directors, four are current officers of USX, one is a retired officer of USX, seven have top executive experience with a wide variety of businesses, one was with the National Aeronautics and Space Administration and served as a university professor before entering business, one had a career as a distin-guished chemist before becoming an educator and one has a distinguished career in education in addition to service as a member of the President's Cabinet. A brief statement of the background of each nominee and each continuing director is given on the following pages. If any nominee shall be unable to serve, proxies may be voted for another person designated by the Board.

  To be eligible for election as directors, persons nominated other than by the Board must be nominated in accordance with the procedures set forth in the By-Laws which require that notice be received by the Secretary at least 60 days, but not more than 90 days, prior to the date of the Meeting containing certain information regarding the person or persons to be nominated and the stockholder giving such notice.

               NOMINEES FOR CLASS I DIRECTOR--TERM EXPIRES 2000

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[photo of           NEIL A. ARMSTRONG              Director since 1984  Age: 66
 Neil Armstrong]    CHAIRMAN, AIL SYSTEMS INC. (DEFENSE ELECTRONICS COMPANY).
                    Mr. Armstrong received a BS degree in aeronautical engineering from Purdue University and an MS degree in aerospace engineering from the University of Southern
                    California. For 17 years he served with the National
                    Aeronautics and Space Administration and its predecessor agency as engineer, test pilot, astronaut and administrator. From 1971 to 1979 he was professor of aerospace engineering at the University of Cincinnati. In
                    1982 he became chairman of CTA, Inc. and retired from that position in 1992. He has served as chairman of AIL Systems
                    Inc. since June 1989. He is a director of CINergy Corp.,
                    Cincinnati Milacron Inc., Eaton Corporation, RMI Titanium
                    Company and Thiokol Corporation and is a member of the National Academy of Engineering.




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6

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[photo of           ROBERT M. HERNANDEZ            Director since 1991  Age: 52
 Robert Hernandez]  VICE CHAIRMAN & CHIEF FINANCIAL OFFICER, USX CORPORATION.
                    Mr. Hernandez graduated from the University of Pittsburgh with a Bachelor's degree in economics and mathematics and received an MBA from the Wharton Graduate School of Finance and Commerce at the University of Pennsylvania. He joined USX in 1968 and held various finance and accounting positions until 1980 when he was appointed assistant corporate comptroller. He was elected vice president and treasurer in 1984 and senior vice president and comptroller in 1987. In 1989, he was appointed president of the U.S. Diversified Group and in 1990 elected senior vice president-finance & treasurer. He was elected director and executive vice president-accounting & finance
                    & chief financial officer in 1991 and vice chairman & chief financial officer in 1994. Mr. Hernandez is a director and chairman of RMI Titanium Company; a director of Marinette Marine Corporation and Transtar, Inc., and a director and chairman of the executive committee of ACE Limited; a trustee of the Compass Capital Funds; a member of the boards of trustees of the Allegheny Health, Education and Research Foundation and of Allegheny General Hospital; a director of the Pennsylvania Chamber of Business and Industry; and a member of the Pennsylvania Business Roundtable.




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[photo of           JOHN F. MCGILLICUDDY           Director since 1984  Age: 66
 John McGillicuddy] RETIRED CHAIRMAN OF THE BOARD, CHEMICAL BANKING
                    CORPORATION (BANK HOLDING COMPANY). Mr. McGillicuddy graduated from Princeton University in 1952 and received an LLB degree from Harvard Law School in 1955. He joined Manufacturers Hanover Trust Company in 1958, became vice president in 1962, senior vice president in 1966 and executive vice president and assistant to the chairman in 1969. In 1970 he was elected vice chairman and a director of Manufacturers Hanover Corporation and Manufacturers Hanover Trust Company and became president of both in 1971. Mr. McGillicuddy was named chairman and chief executive officer of the companies in 1979. Following the merger of Manufacturers Hanover Corporation and Chemical Banking Corporation on January 1, 1992, Mr. McGillicuddy became chairman of the board and chief executive officer of the new Chemical Banking Corporation and retired in January 1994. He is a director of Southern Peru Copper Corporation and UAL Corporation. He is a member of The Business Council and a trustee emeritus of Princeton University.



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[photo of           JOHN M. RICHMAN                Director since 1985  Age: 69
 John Richman]      COUNSEL FOR WACHTELL, LIPTON, ROSEN & KATZ (LAW FIRM) AND
                    ACTING CHAIRMAN & CHIEF EXECUTIVE OFFICER, R.R. DONNELLEY
                    & SONS COMPANY (PRINTING COMPANY). Mr. Richman is a graduate of Yale University and Harvard Law School. He joined the Kraft, Inc. law department in 1954 and became general counsel of the Sealtest Foods Division in 1963. He was named general counsel of the corporation in 1970, senior vice president in 1973 and was elected deputy chairman and a director in 1979. In 1979 he became chairman and chief executive officer. In 1980 he was elected chairman of Dart & Kraft, Inc. which was renamed
                    Kraft, Inc. in 1986. In 1988, following the merger of Kraft, Inc. and Philip Morris Companies Inc., he was elected a director and vice chairman of the board of Philip Morris Companies Inc. He ceased being a vice chairman of the board in 1989 and a director in 1994. Mr.
                    Richman became acting chairman & chief executive officer of R.R. Donnelley & Sons Company in 1996. He is a director of BankAmerica Corporation and Bank of America NT&SA,
                    Security Capital Atlantic Incorporated and the Evanston
                    Hospital Corporation; a trustee of Northwestern
                    University, the Johnson Foundation and the Chicago
                    Symphony Orchestra; and a member of The Business Council.



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                                                                              7

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[Photo of           JOHN W. SNOW                   Director since 1995  Age: 57
 John Snow]         CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER, CSX
                    CORPORATION (A MAJOR TRANSPORTATION COMPANY). Mr. Snow did undergraduate work at Kenyon College and the University of Toledo, received a Ph.D. in economics from the University of Virginia and earned a law degree from George Washington
                    University Law School. Following an academic career as an economics and law professor and several high-level presidential appointments with the U.S. Department of Transportation and the National Highway Traffic Safety
                    Administration, Mr. Snow joined CSX in 1977 as vice-president--government affairs for Chessie System Inc.
                    After a number of other senior management assignments, he was elected president and chief operating officer of CSX in 1988, president and chief executive officer in 1989 and chairman, president and chief executive officer in 1991.
                    Mr. Snow is a director of NationsBank Corporation, Bassett
                    Furniture Industries Inc., Circuit City Stores, Inc. and
                    Textron Inc. He is also chairman of the Association of American Railroads; a member of the boards of trustees of The Johns Hopkins University and of the University of
                    Virginia Darden School Foundation; and a member of the Policy Committee of the Business Roundtable and of the Executive Committee of The Business Council.



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               CONTINUING CLASS II DIRECTORS--TERM EXPIRES 1998
-------------------------------------------------------------------------------

[Photo of           VICTOR G. BEGHINI              Director since 1990  Age: 62
 Victor Beghini]    VICE CHAIRMAN-MARATHON GROUP, USX CORPORATION. Mr. Beghini
                    graduated from Pennsylvania State University with a BS degree in petroleum engineering. He joined Marathon in 1956 and served in various positions throughout the United
                    States until being elected vice president, supply & transportation in early 1978 and a director of Marathon later that year. He was elected president of Marathon
                    Petroleum Company in January 1984, senior vice president, domestic exploration and production for Marathon Oil
                    Company in 1985 and senior vice president, worldwide production in 1986. Mr. Beghini was elected president of Marathon Oil Company in 1987. He was elected vice chairman-energy and a director of USX in June 1990 and vice chairman-Marathon Group in May 1991. He is a director of Baker Hughes Inc. and the American Petroleum Institute;
                    and a member of the National Petroleum Council.




-------------------------------------------------------------------------------

[Photo of           CHARLES R. LEE                 Director since 1991  Age: 57
 Charles Lee]       CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER, GTE
                    CORPORATION (TELECOMMUNICATIONS). Mr. Lee received a
                    Bachelor's degree in metallurgical engineering from Cornell University and an MBA with distinction from the Harvard Graduate School of Business. He served in various financial and management positions before becoming senior vice president-finance for Penn Central Corp. and then
                    Columbia Pictures Industries Inc. In 1983 he joined GTE as senior vice president of finance and in 1986 was named senior vice president of finance and planning. He was elected president, chief operating officer and director in December 1988 and elected to his present position in May
                    1992. Mr. Lee is a director of The Procter & Gamble
                    Company, the Stamford Hospital Foundation, the New
                    American Schools Development Corporation and United
                    Technologies Corporation. He is a member of The Business
                    Council, the Business Roundtable, The Conference Board and the New American Realities Committee of the National
                    Planning Association. He is also a member of the Harvard
                    Business School's Board of Directors of the Associates and a trustee of Cornell University.



-------------------------------------------------------------------------------


[Photo of           RAY MARSHALL                   Director since 1994  Age: 68
 Ray Marshall]      PROFESSOR, UNIVERSITY OF TEXAS. Dr. Marshall graduated
                    from Millsaps College in 1949 with a BA degree and re-ceived an MA in Economics from the Louisiana State Univer-sity in 1950 and a PhD in economics from the University of California at Berkeley in 1954. From 1962 to 1967, Dr.
                    Marshall was a professor of economics at the University of Texas at Austin. He was chairman of the department of eco-nomics and held the chair of Alumni Professor of Economics at the University of Kentucky from 1967 to 1969. He re-turned to the University of Texas as chairman of the de-partment of economics and director of the Center for the Study of Human Resources in 1969. In 1977 Dr. Marshall be-came the U.S. Secretary of Labor under the Carter adminis-tration. Dr. Marshall currently holds the Audre and Ber-nard Rapoport Centennial Chair in Economics and Public
                    Affairs at the University of Texas at Austin.




-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

[Photo of           THOMAS J. USHER                Director since 1991  Age: 54
 Thomas Usher]      CHAIRMAN OF THE BOARD & CHIEF EXECUTIVE OFFICER, USX
                    CORPORATION. Mr. Usher graduated from the University of Pittsburgh with a BS degree in industrial engineering, an MS degree in operations research and a PhD in systems engineering. He joined USX in 1965 and held various positions in industrial engineering. From 1975 through 1979, he held a number of management positions at USX's
                    South and Gary Works. He was elected executive vice president-heavy products in 1986, president-U.S. Steel
                    Group and director of USX in 1991, president & chief operating officer of USX in 1994 and chairman of the board and chief executive officer effective July 1, 1995. He is a director of PNC Bank, N.A., PPG Industries, Inc.,
                    Transtar, Inc., the International Iron and Steel Institute and the U.S.-Japan Business Council, Inc.; Vice Chairman of the American Iron and Steel Institute; a member of the Policy Committee of the Business Roundtable; Director and
                    Chairman of the U.S.-Korea Business Council; and a member of the Board of Trustees of the University of Pittsburgh and of the Board of the Extra Mile Education Foundation.





-------------------------------------------------------------------------------

[Photo of           PAUL J. WILHELM                Director since 1995  Age: 55
 Paul Wilhelm]      PRESIDENT-U.S. STEEL GROUP, USX CORPORATION. Mr. Wilhelm
                    received a BS degree in mechanical engineering from Carnegie-Mellon University in 1964 and joined USX following graduation. After holding a number of management positions, Mr. Wilhelm in 1992 was elected vice president-technology & management services for the U.S. Steel Group.
                    In 1993 he was named president of USS/Kobe Steel Company, a joint venture between subsidiaries of USX and Kobe Steel
                    Ltd. Mr. Wilhelm was elected vice president-operations of the U.S. Steel Group in 1994 and was elected to his current position the same year. He is a member of the Association of Iron & Steel Engineers and the American
                    Iron & Steel Institute, serves on the board of the Japan-
                    America Society of Pennsylvania and is a member of the board of trustees of Carnegie Mellon University.




-------------------------------------------------------------------------------

               CONTINUING CLASS III DIRECTORS--TERM EXPIRES 1999
-------------------------------------------------------------------------------

[Photo of           JEANETTE G. BROWN              Director since 1993  Age: 68
 Jeanette Brown]    RETIRED DIRECTOR OF CORPORATE RESEARCH, BP AMERICA. Dr.
                    Brown graduated from Ohio University in 1950 with a BS de-gree and received an MS degree from Western Reserve Uni-versity in 1958. She holds eight D.Sc. (hon.) degrees. Dr.
                    Brown completed the Executive Management School, Univer-sity of California, Berkeley. From 1950 to 1988 she was employed by BP America (formerly The Standard Oil Company) in various research positions. She retired as director of corporate research, environmental and analytical sciences.
                    She is a director of AGA Gas, Inc., The BF Goodrich Compa-ny, BDM International, Inc., McDonald & Co. Investments,
                    Inc. and Diatrac Holdings, Inc. Dr. Brown is a trustee of the Ohio University Foundation and was Distinguished Vis-iting Professor and Director, Research Enhancement there from 1989-1995. She was appointed to the Ohio Boards of Regents in 1995, and is chair of the Board of Trustees of The Cleveland Scholarship Programs, Inc. She also serves on the White House Joint High Level Advisory Panel on
                    US/Japan Science and Technology Agreements.




-------------------------------------------------------------------------------

[Photo of           CHARLES A. CORRY               Director since 1988  Age: 65
 Charles Corry]     RETIRED CHAIRMAN OF THE BOARD & CHIEF EXECUTIVE OFFICER,
                    USX CORPORATION. Mr. Corry graduated from the University of Cincinnati in 1955 with a BA degree and received a JD degree from the University of Cincinnati Law School. After serving in the U.S. Air Force, he joined USX in 1959, holding various finance and accounting positions prior to being named vice president-corporate planning in 1979. Mr.
                    Corry was elected senior vice president and comptroller in 1982 and president of the U.S. Diversified Group of USX in 1987. He was elected president of USX in 1988 and elected chairman of the board and chief executive officer in 1989, the position he held until his retirement on June 30, 1995. Mr. Corry serves as Chairman of the Executive
                    Committee of the Board. He is a director of GenCorp Inc., Mellon Bank Corporation and Transtar, Inc., a member of the Federal Judicial Nominating Commission and a member of The Business Council.




-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

[Photo of           PAUL E. LEGO                   Director since 1988  Age: 66
 Paul Lego]         RETIRED CHAIRMAN, WESTINGHOUSE ELECTRIC CORPORATION
                    (BROADCASTING, POWER GENERATION SYSTEMS, TRANSPORT
                    TEMPERATURE CONTROL). Mr. Lego graduated from the
                    University of Pittsburgh with BS and MS degrees in electrical engineering after service in the U.S. Army. He joined Westinghouse in 1956 at the East Pittsburgh plant and held a number of engineering and management positions prior to being named a vice president in 1979, executive vice president in 1980 and senior executive vice president, corporate resources in 1985. In 1988 Mr. Lego was elected a director and president and chief operating officer of Westinghouse and chairman and chief executive officer in 1990. Mr. Lego retired in January 1993. He is
                    Chairman of the Board of Commonwealth Aluminum Corporation and a director of Consolidated Natural Gas Company, Lincoln Electric Company, and PNC Bank Realty Holding
                    Company; a trustee of the University of Pittsburgh; and a member of The Business Council and the board of overseers of the New Jersey Institute of Technology.



-------------------------------------------------------------------------------

[Photo of           SETH E. SCHOFIELD              Director since 1994  Age: 57
 Seth Schofield]    RETIRED CHAIRMAN AND CHIEF EXECUTIVE OFFICER, USAIR GROUP,
                    INC. (A MAJOR AIRLINE COMPANY). Mr. Schofield graduated from the Harvard Business School Program for Management
                    Development in 1975. He served in various corporate staff positions after joining USAir in 1957 and became executive vice president-operations in 1981. Mr. Schofield served as president and chief operating officer from 1990 until 1991. He was elected president and chief executive officer in 1991 and became chairman of the boards of USAir Group and USAir, Inc. in 1992. He retired in January 1996. Mr.
                    Schofield is a director of Calgon Carbon Corp., the Erie
                    Insurance Group, DeSai Investment Corporation and PNC
                    Bank, N.A.



-------------------------------------------------------------------------------

[Photo of           DOUGLAS C. YEARLEY             Director since 1992  Age: 61
 Douglas Yearley]   CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER, PHELPS
                    DODGE CORPORATION (A MAJOR INTERNATIONAL MINING AND
                    MANUFACTURING CONCERN). Mr. Yearley graduated from Cornell
                    University with a Bachelor's degree in metallurgical engineering and attended the Program for Management
                    Development at Harvard Business School. He joined Phelps
                    Dodge in 1960 as director of research. He held several key positions before being elected executive vice president and a director in 1987. Mr. Yearley was elected chairman and chief executive officer in 1989 and president in 1991.
                    He is a director of Lockheed Martin Corporation, J.P.
                    Morgan & Co. Incorporated and Morgan Guaranty Trust
                    Company, and Southern Peru Copper Corporation; a member of the Policy Committee of The Business Roundtable; chairman of the International Copper Association; chairman of the National Mining Association Board; director of the Copper
                    Development Association; member of The Business Council;
                    and trustee of the Phoenix Art Museum.



-------------------------------------------------------------------------------

              PROPOSAL NO. 2--ELECTION OF INDEPENDENT ACCOUNTANTS

  Price Waterhouse LLP ("Price Waterhouse") has served as independent accoun-tants of USX for many years. It is believed that the knowledge of USX's busi-ness and its organization gained through this period of service is very valua-ble. In accordance with the established policy of the firm, partners and employees of Price Waterhouse assigned to the USX engagement are periodically rotated, thus giving USX the benefit of new thinking and approaches in the au-dit area. Representatives of Price Waterhouse are expected to be present at the Meeting with an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

  For the year 1996, Price Waterhouse performed professional services princi-pally in connection with audits of the consolidated financial statements of USX and the financial statements of the Marathon Group, the U.S. Steel Group, the Delhi Group, certain subsidiaries and certain pension and other employee benefit plans; review of quarterly reports and review of filings with the Se-curities and Exchange Commission and other agencies.

 PROPOSAL NO. 3--APPROVAL OF AMENDED 1990 STOCK PLAN-- TO ADD INDIVIDUAL LIMIT ON GRANTS TO PRESERVE TAX DEDUCTIBILITY UNDER SECTION 162(M) OF THE INTERNAL REVENUE CODE AND TO INCREASE THE NUMBER OF DELHI SHARES AVAILABLE FOR GRANTS

  The Board unanimously recommends that the stockholders approve an amended USX Corporation 1990 Stock Plan ("Plan"). The Board is proposing two amend-ments. Neither amendment will create any new substantive rights for partici-pants in the Plan. The first amendment would add an annual, individual limit on the number of shares with respect to which options and stock appreciation rights may be granted during a calendar year to any employee. The addition of such a limit is intended to preserve the tax deductibility of compensation paid to employees that is attributable to the exercise of options and stock appreciation rights under the Plan.

  Section 162(m) of the Internal Revenue Code of 1986, as amended, limits to $1 million the allowable deduction for compensation paid by a publicly held company to the chief executive officer and to each of the other four most highly compensated officers. This limitation, however, does not apply to per-formance-based compensation that satisfies certain requirements. The applica-ble Treasury regulations, which were issued after the adoption of the Plan, provide that a plan must state the maximum number of shares with respect to which options or stock appreciation rights may be granted during a specified period to any employee in order to qualify as performance-based compensation.

  Accordingly, the Board recommends that the following sentence be added to the end of Paragraph 5 of the Plan.

  "During any calendar year, no participant shall be granted Options pursuant to Paragraph 7 hereof and Stock Appreciation Rights pursuant to Paragraph 8 hereof with respect to more than 300,000 Shares."

  The second amendment would address a current shortage of Delhi Stock avail-able for grant under the Plan. The Plan is the only long-term incentive plan under which shares of the Corporation's common stock may be granted to employ-ees. The Plan was adopted in 1990, two years before the shareholders approved the creation of the Delhi Stock, and it will expire in 2000. When the share-holders approved the creation of the Delhi Stock in 1992, they also approved amendments to the Plan that permitted grants of Delhi Stock in amounts up to 0.8% of the outstanding shares each calendar year. Since then, the 0.8% level has proven to be inadequate to generate sufficient shares to provide incen-tives to employees whose performance affects the Delhi Group. This is because there are far fewer outstanding shares of Delhi Stock (approximately 9.5 mil-lion) than of Marathon Stock (approximately 287.7 million) or Steel Stock (ap-proximately 85 million). The Board believes an increase in the shares of Delhi Stock available for grant to 2.0% of the outstanding shares (in Paragraph 5 of the Plan) is desirable and appropriate in order to provide adequate long-term incentives to such employees during the last three years of the Plan and rec-ommends that such an increase be approved.

  A copy of the Plan as proposed to be amended is attached as Annex I to this proxy statement.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The following table furnishes information concerning all persons known to USX to beneficially own 5% or more of any class of the voting stock of USX as of December 31, 1996, except as otherwise noted:

                         Name and Address              Amount and Nature    Percent
Title of Class          of Beneficial Owner         of Beneficial Ownership of Class
--------------          -------------------         ----------------------- --------
Marathon        Wellington Management Company             32,598,500(/1/)    11.34(/1/)
Stock           75 State Street
                Boston, MA 02109
                Includes:
                Vanguard/Windsor Fund, Inc.               24,027,200(/2/)     8.36(/2/)
                P.O. Box 2600
                Malvern, PA 19355

Marathon        The Capital Group Companies, Inc.         16,734,740(/3/)      5.8(/3/)
Stock           and Capital Research and
                Management Company
                333 South Hope Street
                Los Angeles, CA 90071

Steel           Merrill Lynch & Co., Inc.                  6,849,010(/4/)      8.1(/4/)
Stock           World Financial Center, North Tower
                250 Vesey Street
                New York, NY 10281
                Includes:
                Merrill Lynch Group, Inc.                  6,802,927(/4/)      8.0(/4/)
                World Financial Center, North Tower
                250 Vesey Street
                New York, NY 10281
                and
                Princeton Services, Inc.                   6,798,418(/4/)      8.0(/4/)
                800 Scudders Mill Road
                Plainsboro, NJ 08536

Steel           FMR Corp.                                  4,596,398(/5/)     5.42(/5/)
Stock           82 Devonshire Street
                Boston, MA 02109

Delhi           The Southern                               1,102,800(/6/)    11.67(/6/)
Stock           Fiduciary Group Inc.
                2325 Crestmoor Road,
                Suite 202
                Nashville, TN 37215

Delhi           FMR Corp.                                    962,000(/7/)    10.18(/7/)
Stock           82 Devonshire Street
                Boston, MA 02109

Delhi           First Pacific Advisors, Inc.                 682,000(/8/)      7.2(/8/)
Stock           11400 West Olympic Boulevard
                Suite 1200
                Los Angeles, CA 90064

Delhi           Heartland Advisors, Inc.                     637,200(/9/)      6.7(/9/)
Stock           790 North Milwaukee Street
                Milwaukee, WI 53202

-------
(1) Based on Schedule 13G dated January 24, 1997 which indicates that Welling-ton Management Company had sole voting power over no shares, shared voting power over 3,994,800 shares, sole dispositive power over no shares and shared dispositive power over 32,598,500 shares. Included in the shares reported are 24,027,200 shares with respect to which Vanguard/Windsor Fund, Inc. is also deemed to be a beneficial owner. See footnote (2).
(2) Based on Schedule 13G dated February 7, 1997 which indicates that Vanguard/Windsor Fund, Inc. had sole voting power over 24,027,200 shares, shared voting power over no shares, sole dispositive power over no shares and shared dispositive power over 24,027,200 shares. Wellington Management Company is also deemed to be a beneficial owner of these shares. See foot-note (1).

(3) Based on Schedule 13G dated February 14, 1997 which indicates that Capital Research and Management Company, a wholly-owned subsidiary of The Capital Group Companies, Inc., had sole voting power over no shares, shared voting power over no shares, sole dispositive power over 16,734,740 shares and shared dispositive power over no shares.
(4) Based on Schedule 13G dated February 14, 1997 which indicates that Merrill Lynch & Co., Inc. had sole voting power over no shares, shared voting power over 6,849,010 shares, sole dispositive power over no shares and shared dispositive power over 6,849,010 shares; that Merrill Lynch Group, Inc. had sole voting power over no shares, shared voting power over 6,802,927 shares, sole dispositive power over no shares and shared dispos-itive power over 6,802,927 shares; and that Princeton Services, Inc. had sole voting power over no shares, shared voting power over 6,798,418 shares, sole dispositive power over no shares and shared dispositive power over 6,798,418 shares.
(5) Based on Schedule 13G dated February 14, 1997 which indicates that FMR Corp. had sole voting power over 49,967 shares, shared voting power over no shares, sole dispositive power over 4,596,398 shares and shared dispos-itive power over no shares.
(6) Based on Schedule 13G dated January 3, 1997 which indicates that The Southern Fiduciary Group Inc. had sole voting power over 499,000 shares, shared voting power over no shares, sole dispositive power over 1,102,800 shares and shared dispositive power over no shares.
(7) Based on Schedule 13G dated February 14, 1997 which indicates that FMR Corp. had sole voting power over no shares, shared voting power over no shares, sole dispositive power over 962,000 shares and shared dispositive power over no shares.
(8) Based on Schedule 13G dated February 12, 1997 which indicates that First Pacific Advisors, Inc. had sole voting power over no shares, shared voting power over 640,000 shares, sole dispositive power over no shares and shared dispositive power over 682,000 shares.
(9) Based on Schedule 13G dated February 12, 1997 which indicates that Heart-land Advisors, Inc. had sole voting power over 526,000 shares, shared vot-ing power over no shares, sole dispositive power over 637,200 shares and shared dispositive power over no shares.
            SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS


  The following table sets forth the number of shares of each class of USX common stock beneficially owned, as of January 31, 1997, by each director, by each executive officer named in the Summary Compensation Table and by all di-rectors and executive officers as a group. No director or executive officer beneficially owned, as of January 31, 1997, any equity security of USX other than common stock.

                                                     Marathon    Steel    Delhi
                                                       Stock     Stock    Stock
                                                     --------    -----    -----
Name                                                  Shares    Shares   Shares
----                                                  ------    ------   ------
Neil A. Armstrong(/1/)..............................     2,396       560   1,029
Victor G. Beghini(/2/) (/3/)........................   554,358    65,612  15,119
Jeanette G. Brown (/1/).............................     1,477     1,159   1,014
Charles A. Corry(/1/) (/2/) (/3/)...................   485,448    80,130  11,014
Robert M. Hernandez(/2/) (/3/) (/4/)................   335,580    78,117  27,145
Charles R. Lee(/1/).................................     2,896     1,460   1,029
Paul E. Lego(/1/)...................................     1,977       435   1,014
Ray Marshall(/1/)...................................     1,936     1,297   1,029
John F. McGillicuddy(/1/)...........................     2,448       530   1,014
John M. Richman(/1/)................................     2,596       600   1,029
Dan D. Sandman(/2/) (/3/)...........................   131,240    34,745   8,000
Seth E. Schofield(/1/)..............................     1,941     1,300   1,029
John W. Snow(/1/)...................................     1,448     1,130   1,014
Thomas J. Usher(/2/) (/3/)..........................   317,486   228,839  13,000
Paul J. Wilhelm(/2/) (/3/)..........................    42,320    81,804   3,000
Douglas C. Yearley(/1/).............................     1,448     1,130   1,014
All Directors and Executive Officers
 as a group (43 persons)(/2/) (/3/) (/5/)........... 3,315,414 1,104,284 266,798

-------
(1) Includes Common Stock Units credited under the USX Corporation Deferred Compensation Plan for Non-Employee Directors as follows:

                              Marathon Stock      Steel Stock        Delhi Stock
   Name                     Common Stock Units Common Stock Units Common Stock Units
   ----                     ------------------ ------------------ ------------------
   Neil A. Armstrong.......        896                260                 29
   Jeanette G. Brown.......        448                130                 14
   Charles A. Corry........        448                130                 14
   Charles R. Lee..........        896                260                 29
   Paul E. Lego............        448                130                 14
   Ray Marshall............        896                260                 29
   John F. McGillicuddy....        448                130                 14
   John M. Richman.........        896                260                 29
   Seth E. Schofield.......        896                260                 29
   John W. Snow............        448                130                 14
   Douglas C. Yearley......        448                130                 14

(1) Includes shares held under the USX Savings Fund Plan, the Marathon Thrift Plan, the Delhi Thrift Plan, the USX Dividend Reinvestment and Stock Pur-chase Plans, the 1986 Stock Option Incentive Plan and the 1990 Stock Plan.
(3) Includes shares which may be acquired upon exercise of outstanding options as follows: Mr. Usher: Marathon Stock 262,000, Steel Stock 194,500, Delhi Stock 13,000; Mr. Corry: Marathon Stock 485,000, Steel Stock 80,000, Delhi Stock 10,000; Mr. Beghini: Marathon Stock 434,750, Steel Stock 39,250, Delhi Stock 10,000; Mr. Wilhelm: Marathon Stock 28,450, Steel Stock 63,000, Delhi Stock 3,000; Mr. Hernandez: Marathon Stock 282,700, Steel Stock 63,500, Delhi Stock 12,000; Mr. Sandman: Marathon Stock 106,375, Steel Stock 25,925, Delhi Stock 8,000; and all directors and executive officers as a group: Marathon Stock 2,678,135, Steel Stock 892,425 and Delhi Stock 206,200.
(4) As of January 31, 1997 United States Steel and Carnegie Pension Fund, trustee of USX's Pension Plan, owned 1,400,780 shares of Marathon Stock. This stock was received in exchange for common stock of Texas Oil & Gas Corp. Mr. Hernandez is chairman and one of six members of the Investment Committee of the trustee. The Board of Directors of the trustee has by for-mal resolution delegated sole power to vote and dispose of such stock to a subcommittee of the Investment Committee which is composed of members who are not officers or employees of USX. Mr. Hernandez disclaims beneficial ownership of such stock.
(5) Total shares beneficially owned in each case constitute less than one per-cent of the outstanding shares of each class.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  USX is required to identify any director or officer who failed to timely file with the Securities and Exchange Commission a required report relating to ownership and change in ownership of USX's equity Securities. One officer, Jimmy D. Low, inadvertently omitted a transaction from a timely-filed Form 4, and within a week he filed a corrected Form 4.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

  The following table sets forth certain information concerning the compensa-tion awarded to, earned by or paid to, the chief executive officer and the other four most highly compensated executive officers of USX for services ren-dered in all capacities during 1996, 1995 and 1994:

                           SUMMARY COMPENSATION TABLE

                                              Annual Compensation                  Long-Term Compensation(4)
                              ---------------------------------------------------- -------------------------
                                                                        Other        Restricted               All Other
        Name and                                  Salary and Bonus     Annual      Stock Award(s)  Options   Compensation
   Principal Position    Year Salary($) Bonus($)      Total($)     Compensation($)     ($)(1)     SARs(#)(2)    ($)(3)
   ------------------    ---- --------- --------  ---------------- --------------- -------------- ---------- ------------
T. J. Usher............. 1996  833,333  1,200,000    2,033,333         21,178           57,879     160,000      77,956
 Chairman & Chief
 Executive Officer       1995  675,000    900,000    1,575,000          4,646        1,838,203     130,000      65,029

                         1994  528,500    500,000    1,028,500          5,805           75,195      58,000      49,916

V. G. Beghini........... 1996  692,500    850,000    1,542,500              0           20,578      80,000      41,475
 Vice Chairman--
 Marathon Group          1995  667,500    625,000    1,292,500              0          947,042      73,000      77,475
 and President--
 Marathon Oil            1994  634,167    475,000    1,109,167              0            8,544      58,000      66,425
 Company

P. J. Wilhelm........... 1996  358,333    537,000      895,333          2,457           28,590      65,000      30,977
 President--U.S.
 Steel Group (/5/)       1995  320,833    450,000      770,833          2,699          720,078      55,000      29,304

                         1994   61,000     52,000      113,000              0           24,106           0      18,870

R. M. Hernandez......... 1996  495,000    650,000    1,145,000          5,568           19,297      65,000      49,213
 Vice Chairman & Chief
 Financial Officer       1995  475,000    550,000    1,025,000          6,080          612,734      59,000      46,931

                         1994  429,167    450,000      879,167          4,621           24,025      49,000      36,940

D. D. Sandman........... 1996  323,083    450,000      773,083          1,606           33,700      35,000      27,392
 General Counsel,
 Secretary and Senior    1995  288,583    340,000      628,583          2,249          416,659      27,500      24,360
 Vice President--
 Human Resources         1994  252,000    256,000      508,000         10,952           25,409      22,000      19,649

-------
(1) Grants of restricted stock under the USX 1990 Stock Plan. Grants are subject to conditions including continued employment and achievement of business performance standards. Dividends are paid on restricted stock. Shown below is the vesting schedule for restricted stock scheduled to vest less than three years from the date of grant, together with the number and value, as of December 31, 1996, of the aggregate holdings of restricted stock for each of the executive officers named in the Summary Compensation Table. Vesting shown assumes achievement of business performance at peer-group standard (as described in the Compensation Committee Report on page
    18).

                                                                   Unvested Restricted Shares
                                     Vesting Schedule                  Aggregate Holdings
                         ---------------------------------------- ----------------------------
                                                  May      May                    Value as of
                                       Class of   1997     1998   Class of        December 31,
                         Date Granted   Stock   (Shares) (Shares)  Stock   Shares   1996($)
                         ------------- -------- -------- -------- -------- ------ ------------
T. J. Usher............. July 25, 1995 Marathon  9,750    9,750   Marathon 39,000    940,875
                                          Steel  5,250    5,250      Steel 21,000    662,813
                                                                                   ---------
                                                                            Total  1,603,688
V. G. Beghini........... July 25, 1995 Marathon  5,200    5,200   Marathon 19,916    480,474
                                          Steel  2,800    2,800      Steel 10,724    338,476
                                                                                   ---------
                                                                            Total    818,950
P. J. Wilhelm........... July 25, 1995 Marathon  1,750    1,750   Marathon  7,000    168,875
                                          Steel  3,250    3,250      Steel 13,000    410,313
                                                                                   ---------
                                                                            Total    579,188
R. M. Hernandez......... July 25, 1995 Marathon  3,250    3,250   Marathon 13,000    313,625
                                          Steel  1,750    1,750      Steel  7,000    220,938
                                                                                   ---------
                                                                            Total    534,563
D. D. Sandman........... July 25, 1995 Marathon  2,340    2,340   Marathon  9,360    225,810
                                          Steel  1,260    1,260      Steel  5,040    159,075
                                                                                   ---------
                                                                            Total    384,885

(2) All option shares listed were granted with tandem stock appreciation rights ("SARs").
(3) This column includes amounts contributed by USX under the USX Savings Fund Plan or the Marathon Thrift Plan and the related supplemental savings plans. Such amounts for 1996 are $41,666, $41,475, $17,916, $24,750 and
    $16,154 for Messrs. Usher, Beghini, Wilhelm, Hernandez and Sandman, re-spectively. Also included are amounts attributable to split-dollar life insurance provided by USX. (Marathon Oil Company does not provide split-dollar life insurance.) For 1996, these amounts are $36,290, $13,061, $24,463 and $11,238 for Messrs. Usher, Wilhelm, Hernandez and Sandman, re-spectively.
(4) Restricted stock and stock options/SAR shares granted by class of stock are as follows:

                                               Class of Restricted Stock Option/
                                                Stock    Stock($)   SAR Shares
                                               -------- ---------- -------------
T. J. Usher.............................. 1996 Marathon   32,712      104,000
                                               Steel      25,167       52,000
                                               Delhi           0        4,000

                                          1995 Marathon  950,625       84,500
                                               Steel     887,578       42,500
                                               Delhi           0        3,000

                                          1994 Marathon   10,625        5,000
                                               Steel      64,570       50,000
                                               Delhi           0        3,000

V. G. Beghini............................ 1996 Marathon   11,635       65,000
                                               Steel       8,943       13,000
                                               Delhi           0        2,000

                                          1995 Marathon  489,762       59,750
                                               Steel     457,280       11,250
                                               Delhi           0        2,000

                                          1994 Marathon    5,100       50,000
                                               Steel       3,444        5,000
                                               Delhi           0        3,000

P. J. Wilhelm............................ 1996 Marathon    7,831       10,000
                                               Steel      20,759       53,000
                                               Delhi           0        2,000

                                          1995 Marathon  170,625        8,150
                                               Steel     549,453       45,850
                                               Delhi           0        1,000

                                          1994 Marathon        0            0
                                               Steel      24,106            0
                                               Delhi           0            0


R. M. Hernandez.................................... 1996 Marathon  10,897 43,000
                                                         Steel      8,400 20,000
                                                         Delhi          0  2,000
                                                    1995 Marathon 316,875 38,500
                                                         Steel    295,859 18,500
                                                         Delhi          0  2,000
                                                    1994 Marathon  14,348 30,000
                                                         Steel      9,677 15,000
                                                         Delhi          0  4,000
D. D. Sandman...................................... 1996 Marathon  19,041 23,000
                                                         Steel     14,659 10,000
                                                         Delhi          0  2,000
                                                    1995 Marathon 215,475 18,575
                                                         Steel    201,184  6,925
                                                         Delhi          0  2,000
                                                    1994 Marathon  15,181 15,000
                                                         Steel     10,228  5,000
                                                         Delhi          0  2,000

(5) Does not include compensation paid to Mr. Wilhelm as President of USS/Kobe Steel Company, a joint venture between subsidiaries of USX and Kobe Steel Ltd., in 1994.

                            1996 OPTION/SAR GRANTS

  The following table sets forth certain information concerning options and stock appreciation rights ("SARs") granted during 1996 to each executive offi-cer named in the Summary Compensation Table under the USX 1990 Stock Plan:

                                            % of Total  Exercise
                                No. of     Options/SARs or Base                     Potential Realizable
                               Options/     Granted to   Price                Value at Assumed Annual Rates of
                     Class of    SARs       Employees     per     Expiration    Stock Price Appreciation for
      Name or Group   Stock   Granted(1)    in 1996(3)  Share($)     Date            Option Term($)(4)
      -------------  -------- ----------   ------------ --------  ----------  ---------------------------------
                                                                              0%       5%             10%
                                                                              --       --             ---
T. J. Usher........  Marathon  104,000(2)      16.4%    22.3750  May 28, 2006   0     1,463,436       3,708,640
                     Steel      52,000(2)      12.6%    31.9375  May 28, 2006   0     1,044,436       2,646,805
                     Delhi       4,000(2)       5.2%    13.6250  May 28, 2006   0        34,275          86,859
V. G. Beghini......  Marathon   65,000(2)      10.3%    22.3750  May 28, 2006   0       914,648       2,317,900
                     Steel      13,000(2)       3.2%    31.9375  May 28, 2006   0       261,109         661,701
                     Delhi       2,000(2)       2.6%    13.6250  May 28, 2006   0        17,137          43,429
P. J. Wilhelm......  Marathon   10,000(2)       1.6%    22.3750  May 28, 2006   0       140,715         356,600
                     Steel      53,000(2)      12.9%    31.9375  May 28, 2006   0     1,064,521       2,697,705
                     Delhi       2,000(2)       2.6%    13.6250  May 28, 2006   0        17,137          43,429
R. M. Hernandez....  Marathon   43,000(2)       6.8%    22.3750  May 28, 2006   0       605,075       1,533,380
                     Steel      20,000(2)       4.9%    31.9375  May 28, 2006   0       401,706       1,018,002
                     Delhi       2,000(2)       2.6%    13.6250  May 28, 2006   0        17,137          43,429
D. D. Sandman......  Marathon   23,000(2)       3.6%    22.3750  May 28, 2006   0       323,645         820,180
                     Steel      10,000(2)       2.4%    31.9375  May 28, 2006   0       200,853         509,001
                     Delhi       2,000(2)       2.6%    13.6250  May 28, 2006   0        17,137          43,429
All Stockholders...  Marathon      N/A         N/A      22.3750  May 28, 2006   0 4,045,911,035  10,253,149,096
                     Steel         N/A         N/A      31.9375  May 28, 2006   0 1,704,950,191   4,320,679,064
                     Delhi         N/A         N/A      13.6250  May 28, 2006   0    80,959,383     205,166,327
All Optionees......  Marathon  633,825        100.0%    22.3750  May 28, 2006   0     8,918,868      22,602,200
                     Steel     411,705        100.0%    31.9375  May 28, 2006   0     8,269,218      20,955,826
                     Delhi      77,550        100.0%    13.6250  May 28, 2006   0       664,503       1,683,975
All Optionees'
Gain as............  Marathon      N/A         N/A      22.3750  May 28, 2006   0          0.22%           0.22%
 % of All            Steel         N/A         N/A      31.9375  May 28, 2006   0          0.49%           0.49%
 Stockholders'       Delhi         N/A         N/A      13.6250  May 28, 2006   0          0.82%           0.82%
 Gain

-------
(1) All options listed are currently exercisable.
(2) These options were granted with tandem SARs, which have the same date of exercisability as the underlying option. Upon the exercise of an SAR, an optionee receives an amount, in cash and/or shares, equal to the excess, for a specified number of shares, of (a) the fair market value of a share on the date the SAR is exercised (except that for any SAR exercised during the 10-business-day period beginning on the third business day following the release of USX's quarterly earnings, the Compensation Committee may, in its sole discretion, establish a uniform fair market value of a share for such period which shall not be more than the highest daily fair market value and shall not be less than the lowest daily fair market value during such 10-business-day period) over (b) the exercise or base price per share.
(3) Indicates percentage of total options granted in the applicable class of stock.

(4) The dollar amounts under these columns are the result of calculations at 0% and at the 5% and 10% rates set by the Securities and Exchange Commis-sion and therefore are not intended to forecast possible future apprecia-tion, if any, of the price of the Marathon Stock, the Steel Stock or the Delhi Stock. USX did not use an alternative formula for a grant date valu-ation, as USX is not aware of any formula which will determine with rea-sonable accuracy a present value based on future unknown or volatile fac-tors. Amounts shown for All Stockholders represent the potential realizable value assuming appreciation at the rates indicated based on the exercise or base price per share and the expiration date applicable to grants made in 1996 and the number of outstanding shares as of December 31, 1996.

                     OPTION EXERCISES AND YEAR-END VALUES

  The following table sets forth certain information concerning options to purchase USX common stock and stock appreciation rights ("SARs") exercised by each executive officer named in the Summary Compensation Table during 1996 to-gether with the total number of options and SARs outstanding at December 31, 1996 and the value of such options:

                     AGGREGATED 1996 OPTION/SAR EXERCISES
                    AND DECEMBER 31, 1996 OPTION/SAR VALUES

                                                                    Total Value
                                                                  of Unexercised
                                                                   In-The-Money
                            No. of    Total Value     No. of      Options/SARs at
                            Shares     Realized     Unexercised    December 31,
                          Underlying    for All   Options/SARs at    1996 for
                         Options/SARs Classes of   December 31,     All Classes
Name                     Exercised(1) Stock($)(1)     1996(1)     of Stock($)(1)
----                     ------------ ----------- --------------- ---------------
T. J. Usher.............         0            0       469,500          751,594
V. G. Beghini...........    20,000       86,566       484,000        1,222,719
P. J. Wilhelm...........    45,850      185,297        94,450           63,381
R. M. Hernandez.........         0            0       358,200          832,813
D. D. Sandman...........       700        2,899       140,300          392,878

-------
  Note: All options listed above are currently exercisable and, except for 10,300 shares held by Mr. Wilhelm, were granted with tandem SARs.

(1)Figures by class of stock are as follows:

                                           No. of                    No. of
                                           Shares                  Unexercised
                                         Underlying              Options/SARs at
                               Class of Options/SARs    Value     December 31,
                                Stock    Exercised   Realized($)      1996
                               -------- ------------ ----------- ---------------
T. J. Usher................... Marathon         0            0       262,000
                               Steel            0            0       194,500
                               Delhi            0            0        13,000
V. G. Beghini................. Marathon    20,000       86,566       434,750
                               Steel            0            0        39,250
                               Delhi            0            0        10,000
P. J. Wilhelm................. Marathon         0            0        28,450
                               Steel       45,850      185,297        63,000
                               Delhi            0            0         3,000
R. M. Hernandez............... Marathon         0            0       282,700
                               Steel            0            0        63,500
                               Delhi            0            0        12,000
D. D. Sandman................. Marathon       700        2,899       106,375
                               Steel            0            0        25,925
                               Delhi            0            0         8,000

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  Compensation programs for USX's executives are designed to attract, retain and motivate employees who will contribute to achievement of corporate goals and objectives. The principal elements of executive compensation are salaries, short-term incentive (bonus) awards and long-term incentive awards, which are currently made to executives in the form of stock options, with tandem stock appreciation rights, and restricted stock.

  The Compensation Committee is involved in decision making with respect to all executive compensation matters, either making recommendations to the USX or a subsidiary company board or acting on its own, whichever is appropriate. The Committee administers the Senior Executive Officer Annual Incentive Compensation Plan, which was adopted in 1994 and is intended to meet the requirements for deductibility under the tax law for awards made under the Plan, and the USX Annual Incentive Compensation Plan, as well as the Corporation's plan under which long-term incentives are granted--the 1990 Stock Plan. To address a shortage of USX-Delhi Group common stock shares available for grant, the Committee, in January of 1997, adopted the USX Corporation Stock Appreciation Rights Plan for the Delhi class of shares, which provides for cash payments based on the appreciation in the price of Delhi Stock. The Plan is designed to complement the 1990 Stock Plan; both will terminate in the year 2000. The Committee and the Board have approved the amendments to the 1990 Stock Plan that are being submitted to the stockholders for approval elsewhere in the proxy statement.

  Each executive management salary is subjectively administered within a salary range with a midpoint that is externally competitive and internally equitable. The midpoint is externally competitive in the respect that it is near the average midpoint for comparable positions at companies of similar size and complexity, and it is internally equitable in the sense that it reflects the ranking of the position in comparison with other positions in the same organization. The data used in setting each position's midpoint are obtained from surveys coordinated by independent consultants, with each business line having its own source of relevant data. Ultimately, an executive's salary level reflects a variety of factors, including time in position and experience, with the Committee giving such weight to each factor as it considers appropriate. While the overall decision making is subjective, performance is given the highest weight in determining salary increases. Thus, an executive's salary reflects, first, the relative "value" of the position, as measured both externally and internally, such factors as time in the position and experience, and, finally, the sustained level of performance. Under the current salary administration philosophy, once an executive's salary has reached the midpoint for the position, increases rarely exceed amounts necessary to maintain the salary near the midpoint, assuming performance merits such increases. At this level, short- and long-term incentive opportunities provide the primary basis for any significant increases in compensation. The results of the Committee's considerations and the salary administration philosophy described above are reflected in the salaries shown for the officers named in the Summary Compensation Table.

  Short-term incentives are targeted to provide award opportunities near the average of those for other industrial companies. The Senior Executive Officer Annual Incentive Compensation Plan provides for awards based on pre-established performance measures specifically related to the responsibilities of Plan participants. No portion of an award related to achievement of a specific performance measure may be paid unless performance reaches the minimum, or threshold, level for that measure. While performance measures vary across the Corporation, payments for 1996 were based on performance (as measured for incentive compensation purposes) that was at or above threshold levels for profit from operations for all three groups, and for toxic emissions improvements and stock performance for the Marathon and Delhi Groups. Threshold levels were also exceeded by the U.S. Steel Group for steel shipments; by the Marathon Group for production of liquid hydrocarbons and natural gas, for refined product sales and for refined product margins; by the Delhi Group for total systems throughput and for natural gas liquid sales and by the Corporation for workforce diversity. The Compensation Committee certified in writing prior to payment of the awards for the year 1996 that the pre-established, applicable performance measures required under the Plan were satisfied.

  Executives who do not participate in the Senior Executive Officer Annual Incentive Compensation Plan participate in the USX (which includes U.S. Steel), Marathon or Delhi Annual Incentive Compensation Plans ("other Plans"). The primary basis for individual award determination under these other Plans is the degree of achievement of pre-established objectives, including profit and cash flow, as measured for incentive compensation purposes, as well as individual objectives. Consideration is also given to directional changes over the previous year's performance as well as the absolute levels of income and cash flow. Awards are subjective, since the Committee gives such weight to the various factors as it deems appropriate. For the year 1996, the Committee, for the first time, utilized EVA (economic value added) performance data for each group and for the Corporation as a major determinant in establishing bonus pools for the other Plans.

  Opportunities for payouts from long-term incentive compensation provide the most direct link to total shareholder return. Under the 1990 Stock Plan, the Committee may grant stock options, stock appreciation rights and/or restricted stock. The Committee makes stock option grants that are subjectively determined to be reasonable and in line with other compensation. The number of shares granted generally reflects the optionee's level of responsibility, and the classes of stock granted reflect the specific group(s) to which the optionee's responsibilities relate. Grants are normally made once a year. If the Committee determines that such action is desirable, it may vary the typical grant pattern, such as by making an additional grant or by varying the size of grant or the class of stock granted. A grant of stock options was made by the Committee in May 1996.

  Since the inception of the 1990 Stock Plan, the Committee has subjectively established, for each recipient, an annual target level of restricted stock shares, based on the same factors as are used for granting stock options. Shares are vested on the basis of the performance of the Corporation and its groups. A major grant, made in 1995, was intended to cover the five-year period ending with 1999; subsequent grants were made to Plan participants only to permit vesting at the target level for the number of years of employment remaining in the period. The Committee's vesting decisions were made on the basis of peer-group performance comparisons with relevant businesses. Performance factors included pretax profit from operations as a percent of sales and as a percent of capital employed, operating cash flow as a percent of capital employed, and net operating cash flow as a percent of capital employed. In addition, the comparison for the Marathon Group included oil and gas reserve replacement ratio, and, for the U.S. Steel Group, operating profit per ton of steel shipped. Vesting of restricted stock for corporate officers was based on composite results for the three operating groups. In May 1996, shares of restricted stock were vested based on 1995 performance.

  As a means of monitoring USX's executive compensation programs, the Committee annually compares the salary, bonus and long-term incentive payouts for the Chairman, the Chief Financial Officer, and the Presidents of the U.S. Steel and Marathon Groups with the same elements for similar positions at comparable companies. The July 1996 comparison of 1995 data revealed that the USX salaries, individually, were not significantly different from the average, and, as a group, were very near the average. As might be expected, some USX bonuses were higher and some lower than the average bonuses for other companies, reflecting varying levels of performance. Long-term incentive payouts varied widely among companies. Periodically, an independent consultant reviews USX's executive compensation programs to ensure that the various forms of compensation provided are appropriate for the Corporation and its business units and that the programs provide competitive, performance-based compensation.

  With respect to the compensation comparisons discussed herein, the Compensation Committee believes that the companies with whom the Corporation competes for employees at its headquarters and business units are not necessarily the same companies with which shareholder returns would logically be compared. The peer groups used in the performance graphs include the Standard & Poor's 500 Stock Index, the Standard and Poor's Domestic Integrated Oil Index and those steel and gas companies deemed most comparable to the Corporation's businesses for measuring stock performance. The companies used for comparing compensation reflect similarities to USX and its operating groups in such factors as line of business, size and complexity. Therefore, the compositions of the groups of companies used for compensation comparisons are not identical to those of the peer groups shown in the shareholder return performance presentation.

  The 1996 compensation of the CEO reflects the same elements, and the Committee considers the same factors as those described above, in determining the CEO's compensation. The CEO's leadership and effectiveness in dealing with major Corporate problems and opportunities are considered in determining salary increases. Taking into consideration these factors, as well as the comparability of Mr. Usher's salary with CEOs of other companies of similar size and complexity and the position of his salary in the range for his position, the Committee approved a salary increase for Mr. Usher effective August 1, 1996--after he had served as CEO for thirteen months.

  The increase in Mr. Usher's award under the Senior Executive Officer Annual Incentive Compensation Plan for 1996 reflects substantial improvement in the company's performance, as measured by the pre-established performance measures discussed above. Threshold levels were exceeded for more of the performance measures than in 1995, and in many cases where threshold levels were reached for both years, 1996 performance was better than 1995's performance. For example, profit from operations (as measured for incentive compensation purposes) is a heavily weighted performance factor under the Plan. This factor increased 50% for the Marathon Group and over 70% for the Delhi Group. The higher award also reflects significant increases in the prices of two classes of the Corporation's common stock (another performance factor under the Plan), as well as an increase in the salary to which the award is related.

  The additional shares granted to Mr. Usher in 1996 in the form of restricted stock and stock options under the 1990 Stock Plan reflect his promotion to CEO since the last grants were made and were subjectively considered by the Committee to be at a competitive level relative to other CEOs.

                                          John F. McGillicuddy
                                          Charles R. Lee
                                          Paul E. Lego
                                          Seth E. Schofield

                  SHAREHOLDER RETURN PERFORMANCE PRESENTATION

  Set forth below are line graphs comparing the yearly change in cumulative total stockholder return for each class of USX's common stock with the cumulative total return of the Standard & Poor's 500 Stock Index and, as applicable, the Standard & Poor's Domestic Integrated Oil Index, or a Steel Index or a Gas Index as defined in footnotes to the graphs:

   COMPARISON OF CUMULATIVE TOTAL RETURN ON $100 INVESTED IN MARATHON STOCK ON DECEMBER 31, 1991 VS. S&P 500 AND S&P DOMESTIC INTEGRATED OIL INDEX(1)



                             [GRAPH APPEARS HERE]
                   COMPARISON OF FIVE YEAR CUMULATIVE RETURN
           AMONG USX-MARATHON GROUP COMMON STOCK, S&P 500 INDEX AND
                           S&P INTEGRATED OIL INDEX

Measurement period           USX-MARATHON GROUP  S&P 500     S&P INTEGRATED OIL
(Fiscal year Covered)        COMMON STOCK        INDEX       INDEX
---------------------        ------------------  -------     ------------------
Measurement PT -
12/31/91                     $100                $100               $100

FYE  12/31/92                $ 75                $108               $102
FYE  12/31/93                $ 74                $118               $108
FYE  12/31/94                $ 77                $120               $113
FYE  12/31/95                $ 94                $165               $129
FYE  12/31/96                $119                $203               $163

(1) Total return assumes reinvestment of dividends.

     COMPARISON OF CUMULATIVE TOTAL RETURN ON $100 INVESTED IN STEEL STOCK
              ON DECEMBER 31, 1991 VS. S&P 500 AND STEEL INDEX(1)



                             [GRAPH APPEARS HERE]
                   COMPARISON OF FIVE YEAR CUMULATIVE RETURN
           AMONG USX-U.S. STEEL GROUP COMMON STOCK, S&P 500 INDEX AND
                                  STEEL INDEX

Measurement period         USX-U.S. STEEL GROUP  S&P 500      STEEL
(Fiscal year Covered)      COMMON STOCK          INDEX        INDEX
---------------------      ------------------    -------      -----
Measurement PT -
12/31/91                        $100             $100         $100

FYE  12/31/92                   $129             $108         $115
FYE  12/31/93                   $168             $118         $142
FYE  12/31/94                   $142             $120         $136
FYE  12/31/95                   $127             $165         $102
FYE  12/31/96                   $134             $203         $ 73


-------
(1) Total return assumes reinvestment of dividends.
(2) Steel Index consists of the common stocks of Armco Inc., Bethlehem Steel Corporation and Inland Steel Industries for the period December 31, 1991 through December 31, 1993 and Bethlehem Steel Corporation and Inland Steel Industries for the period January 1, 1994 through December 31, 1996. Armco Inc. underwent a restructuring in April 1994 whereby its carbon steel op-erations were placed in a separately traded public company, AK Steel Cor-poration, rendering continuing comparison with Armco Inc. meaningless.

     COMPARISON OF CUMULATIVE TOTAL RETURN ON $100 INVESTED IN DELHI STOCK
                ON OCTOBER 2, 1992 VS. S&P 500 AND GAS INDEX(1)


                             [GRAPH APPEARS HERE]
                  COMPARISON OF FIVE YEAR CUMULATIVE RETURN
   AMONG USX-DELHI GROUP COMMON STOCK, S&P 500 INDEX AND GAS COMPANIES INDEX

Measurement period           USX-DELHI GROUP     S&P 500         GAS COMPANIES
(Fiscal year Covered)        COMMON STOCK        INDEX           INDEX
---------------------        ---------------     -------         -------------
Measurement PT -
10/2/92                     $100                $100                $100
FYE  12/31/92                $104                $105                $ 90
FYE  12/31/93                $ 99                $115                $119
FYE  12/31/94                $ 65                $117                $ 87
FYE  12/31/95                $ 68                $161                $ 90
FYE  12/31/96                $106                $198                $116


-------
(1) Total return assumes reinvestment of dividends and that the value of each index was $100 on October 2, 1992.
(2) The Delhi Stock was first issued on October 2, 1992, and accordingly total return is measured from the closing price on October 2, 1992 through De-cember 31, 1996.
(3) Gas Index consists of the common stocks of American Oil and Gas Corpora-tion, Associated Natural Gas Corporation, Tejas Gas Corporation and West-ern Gas Resources, Inc. for the period October 2, 1992 through December 31, 1993 and Tejas Gas Corporation and Western Gas Resources, Inc. for the period January 1, 1994 through December 31, 1996. American Oil and Gas Corporation and Associated Natural Gas Corporation were acquired by other companies in 1994, rendering continuing meaningful comparison with them impossible.

                                  TRANSACTIONS

  In the regular course of its business since January 1, 1996, USX and its subsidiaries have had transactions with corporations of which certain non-employee directors are executive officers. Such transactions were in the ordinary course of business and at competitive prices and terms. USX does not consider any such director to have a material interest in any such transaction. USX anticipates that similar transactions will occur in 1997.

                                PENSION BENEFITS

  The United States Steel Corporation Plan for Employee Pension Benefits ("USX Pension Plan") is comprised of two defined benefits: the first, based on final earnings and the second, on career earnings. Directors who have not been employees of USX will not receive any benefits under the USX Pension Plan. The following table shows the annual final earnings pension benefits for retirement at age 65 (or earlier under certain circumstances), for various levels of eligible earnings which would be payable to employees retiring with representative years of service based on a formula of a specified percentage (dependent on years of service) of average annual eligible earnings in the five consecutive years of the ten years prior to retirement in which such earnings were highest. As of January 31, 1997, Messrs. Usher, Wilhelm, Hernandez and Sandman had 31, 32, 28 and 4 credited years of service, respectively.

                           TABLE OF PENSION BENEFITS
                       FINAL EARNINGS PENSION BENEFITS
------------------------------------------------------------------------------

AVERAGE ANNUAL ELIGIBLE
 EARNINGS FOR HIGHEST
   FIVE CONSECUTIVE              ANNUAL BENEFITS FOR YEARS OF SERVICE
   YEARS IN TEN-YEAR     -----------------------------------------------------
   PERIOD PRECEDING
      RETIREMENT         15 YEARS 20 YEARS 25 YEARS 30 YEARS 35 YEARS 40 YEARS
-----------------------  -------- -------- -------- -------- -------- --------
      $  100,000         $ 17,325 $ 23,100 $ 28,875 $ 34,650 $ 40,950 $ 47,250
         300,000           51,975   69,300   86,625  103,950  122,850  141,750
         500,000           86,625  115,500  144,375  173,250  204,750  236,250
         700,000          121,275  161,700  202,125  242,550  286,650  330,750
         900,000          155,925  207,900  259,875  311,850  368,550  425,250
       1,100,000          190,575  254,100  317,625  381,150  450,450  519,750
       1,300,000          225,225  300,300  375,375  450,450  532,350  614,250

  Annual career earnings pension benefits are equal to 1% of total career eligible earnings plus a 30% supplement. The estimated annual career earnings benefits payable at normal retirement age 65, assuming no increase in annual earnings, will be $205,342 for Mr. Usher, $83,080 for Mr. Wilhelm, $141,937 for Mr. Hernandez and $86,545 for Mr. Sandman. Earnings for the purpose of calculating both the final earnings and career earnings pensions are limited to base salary for services performed, allowance for absence covered by sick leave salary continuance and payment for absence while on regular vacation or holidays and do not include any awards under the Annual Incentive Compensation Plan or the Senior Executive Officer Annual Incentive Compensation Plan. Benefits under both pension provisions are based on a straight life annuity form of benefit, which is not subject to reduction for Social Security benefits, but, as provided by the USX Pension Plan, the final earnings pension is subject to offset for a pension provided outside the USX Pension Plan from a fund to which USX has contributed and for payments made by USX pursuant to workers' compensation or similar laws when such payments are the result of a permanent disability. Benefits may be paid as an actuarially determined lump sum in lieu of monthly pensions under both the final earnings and career earnings provisions of the Plan.

  In addition to the pension benefit described above, members of USX executive management, which includes all of the executive officers named in the Summary Compensation Table except Mr. Beghini, are entitled to the benefits shown in the table below based on bonuses paid under the Annual Incentive Compensation Plan and the Senior Executive Officer Annual Incentive Compensation Plan upon retirement after age 60 or before age 60 with USX's consent:

                         SUPPLEMENTAL PENSION BENEFITS

     AVERAGE ANNUAL BONUS
      FOR THREE HIGHEST              ANNUAL BENEFITS FOR YEARS OF SERVICE
      YEARS IN TEN-YEAR     -------------------------------------------------------
       PERIOD PRECEDING
          RETIREMENT        15 YEARS  20 YEARS 25 YEARS  30 YEARS 35 YEARS 40 YEARS
     --------------------   --------- -------- --------- -------- -------- --------
          $  100,000        $ 23,100  $ 30,800 $ 38,500  $ 46,200 $ 53,900 $ 61,600
             300,000          69,300    92,400  115,500   138,600  161,700  184,800
             500,000         115,500   154,000  192,500   231,000  269,500  308,000
             700,000         161,700   215,600  269,500   323,400  377,300  431,200
             900,000         207,900   277,200  346,500   415,800  485,100  554,400
           1,100,000         254,100   338,800  423,500   508,200  592,900  677,600
           1,300,000         300,300   400,400  500,500   600,600  700,700  800,800

  The Marathon Oil Company Retirement Plan (the "Marathon Plan") provides benefits based on final earnings. The following table shows the annual pension benefits for retirement at age 65 for various levels of eligible earnings which would be payable to employees retiring with representative years of service. The table is based on a formula of a specified percentage (dependent on years of participation in the plan) of average annual eligible earnings in the three consecutive years of the ten prior to retirement in which such earnings were highest.

FINAL AVERAGE EARNINGS
  FOR HIGHEST THREE                ANNUAL BENEFITS FOR YEARS OF PARTICIPATION IN THE PLAN
   CONSECUTIVE YEARS               ------------------------------------------------------
   IN TEN-YEAR PERIOD
  PRECEDING RETIREMENT             15 YEARS 20 YEARS 25 YEARS  30 YEARS 35 YEARS 40 YEARS
----------------------             -------- -------- --------- -------- -------- --------
     $100,000                      $ 20,818 $ 27,757 $ 34,696  $ 41,635 $ 48,574 $ 52,044
      300,000                        68,818   91,757  114,696   137,635  160,574  172,044
      500,000                       116,818  155,757  194,696   233,635  272,574  292,044
      700,000                       164,818  219,757  274,696   329,635  384,574  412,044
      900,000                       212,818  283,757  354,696   425,635  496,574  532,044
    1,100,000                       260,818  347,757  434,696   521,635  608,574  652,044
    1,300,000                       308,818  411,757  514,696   617,635  720,574  772,044
    1,500,000                       356,818  475,757  594,696   713,635  832,574  892,044

  Earnings covered by the Marathon Plan include pay for hours worked, pay for allowed hours, military leave allowance, commissions, 401(k) contributions to the Marathon Oil Company Thrift Plan and bonuses. The benefits reflected above are based upon a straight life annuity form of benefit and include the applicable Social Security offset as defined by the Marathon Plan. As of January 31, 1997, Mr. Beghini had 39 years of credited participation. Mr. Sandman has 19 years of credited participation.

  Mr. Beghini is also eligible for additional benefits under a provision of a non-qualified retirement plan that relate to the bonuses earned in the last ten years. These additional benefits are based upon the difference between (i) the sum of the three highest bonuses paid to him during the final ten years of his employment, and (ii) the sum of the three bonuses included under the definition of final average earnings used in the Marathon Plan. It is estimated that Mr. Beghini will be entitled to receive annual benefits of $5,004, beginning at age 65 attributable to these additional benefits.

  In order to comply with the limitations prescribed by the Internal Revenue Code of 1986, as amended (the "Code"), pension benefits will be paid directly by USX or by Marathon when in excess of those permitted by the Code to be paid from federal income tax qualified pension plans.

                        CHANGE IN CONTROL ARRANGEMENTS

  In order to encourage key officers to continue their dedication to their assigned duties in the face of potentially disturbing circumstances arising from the possibility of a change in control of USX, USX has entered into agreements with each of the executive officers named in the Summary Compensation Table which provide that in the event of termination of employment under certain circumstances following a change in control (as defined in the agreement) the officer will be entitled to certain severance benefits. These severance benefits are (i) a cash payment of up to three times the sum of the officer's current salary plus the highest annual bonus paid to the officer in the three years immediately preceding the date of termination under any annual bonus plan of USX; (ii) a cash payment in settlement of outstanding options under any option or incentive plan of USX; (iii) life, disability, accident and health insurance benefits for a 24-month period after termination; (iv) a cash payment equal to the actuarial equivalent of the difference between amounts receivable by the officer under the pension and welfare benefit plans of USX, Marathon or Delhi, whichever is applicable, and those which would be payable if the officer had retired as of the date of termination under conditions entitling a retiree under similar circumstances to the highest benefits available under such pension and welfare plans and the officer had been absent due to layoff for a one-year period ending on the date of termination; (v) a cash payment equal to the difference between amounts receivable under the applicable USX, Marathon or Delhi Savings Fund Plan or Thrift Plan and amounts which would have been received if the officer's savings had been fully vested; and (vi) a cash payment of the amount necessary to insure that the above-mentioned payments are not subject to net reduction due to imposition of excise taxes which are payable under Section 4999 of the Code. Each of the agreements is subject to automatic annual extension unless prior notice is given by USX that it does not wish to extend the agreement, provided that in any event the agreement continues for two years following a "change in control." The circumstances which occasion payment of these severance benefits are termination by the officer for "good reason" or by USX other than for "cause" or "disability" at any time following a "change in control." All the agreements provide that severance benefits are not payable if termination is due to death or disability or is on or after attaining age
65. A "change in control" is defined as a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not USX is then subject to such reporting requirement; provided that such a change in control shall be deemed to have occurred if (A) any "person" (as defined in Sections 13(d) and 14(d) of the Exchange Act but excluding USX, its subsidiaries, fiduciaries under any USX benefit plans, underwriters temporarily holding USX securities and corporations owned by the stockholders of USX in substantially the same proportions as their ownership of stock of USX) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of USX representing twenty percent or more of the combined voting power of USX's then outstanding voting securities; (B) there shall cease to be a majority of the Board comprised as follows: individuals who on the date of the agreement constitute the Board and any new director(s) (other than a director whose initial assumption of office is in connection with an election contest) whose appointment or election by the Board or nomination for election by USX's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors on the date of the agreement or whose appointment, election or nomination for election was previously so approved; or (C) there is consummated a merger or consolidation of USX or a USX subsidiary with any other corporation, other than a merger or consolidation which would result in the holders of the voting securities of USX outstanding immediately prior thereto holding securities which represent immediately after such merger or consolidation at least 50% of the combined voting power of the entity surviving the merger or consolidation (or the parent of such surviving entity) or the shareholders of USX approve a plan of complete liquidation of USX, or there is consummated the sale or other disposition of all or substantially all of USX's assets.

                             STOCKHOLDER PROPOSALS

  Proposals of security holders intended to be presented at the 1998 annual meeting of stockholders must be received no later than November 10, 1997 for inclusion in the proxy statement and proxy for that meeting.

  In addition, the By-Laws provide that only such business as is properly brought before the annual meeting will be conducted. For business to be properly brought before the meeting by a stockholder, the By-Laws require that notice be received by the Secretary at least 60, but not more than 90, days prior to the meeting and that such notice provide certain information regarding the business desired to be brought before the annual meeting and about the stockholder giving the notice.

                            SOLICITATION STATEMENT

  The cost of this solicitation of proxies will be borne by USX. In addition to soliciting proxies by mail, directors, officers and employees of USX, without receiving additional compensation therefor, may solicit proxies by telephone, telegram, in person or by other means. Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of each class of common stock held of record by such persons and USX will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

                                       By order of the Board of Directors,

                                            Dan D. Sandman,
                                                       Secretary

Dated, March 10, 1997

                                                                        ANNEX I

                                USX CORPORATION

                                1990 STOCK PLAN
                          (AS PROPOSED TO BE AMENDED)

                      [AMENDMENTS TO BE MADE PURSUANT TO
                    PROPOSAL NO. 3 ARE SHOWN IN BOLDFACE.]

  1. Objectives. The USX Corporation 1990 Stock Plan (the "Plan") is designed:

     (a) to promote the long-term financial interests and growth of the Corporation and subsidiaries by attracting and retaining management personnel with the training, experience and ability to enable them to make a substantial contribution to the success of the Corporation's businesses;

     (b) to motivate management personnel by means of growth-related incentives to achieve long-range growth goals;

     (c) to further the identity of interests of participants with those of the stockholders of the Corporation through opportunities for increased stock ownership in the Corporation; and

     (d) to permit grants to participants with respect to the class of common stock that reflects the performance of the Corporation's major business in which the participant works.

  2. Definitions.

     (a) Board. The Board of Directors of USX Corporation;

     (b) Committee. The Compensation Committee of the Board;

     (c) Corporation. USX Corporation (USX) and its subsidiaries including subsidiaries of subsidiaries;

     (d) Delhi Stock. USX-Delhi Group Common Stock, par value $1.00;

     (e) Fair Market Value. Such value of a Share as reported for stock exchange transactions and determined in accordance with any applicable resolutions or regulations of the Committee in effect at the relevant time;

     (f) Grant. A Grant made under the Plan to a Participant in the form of an Option, Stock Appreciation Right or Restricted Stock or any combination thereof;

     (g) Marathon Stock. USX-Marathon Group Common Stock, par value $1.00;

     (h) Participant. An employee of the Corporation to whom a Grant is made;

     (i) Share. A share of Marathon Stock, Steel Stock, or Delhi Stock, which, in any case, may be authorized but unissued or issued and reacquired;

     (j) Shares. Shares of Marathon Stock, Steel Stock or Delhi Stock, or any combination thereof, which, in any case, may be authorized but unissued or issued and reacquired; and

     (k) Steel Stock. USX-U.S. Steel Group Common Stock, par value $1.00.

  3. Eligibility. Employees of the Corporation eligible for a grant under the Plan are those in responsible positions whose performance, in the judgment of the Committee, may affect the Corporation's success.

  4. Administration. The Plan shall be administered by the Committee which shall be constituted to permit the Plan to comply with Rule 16b-3 promulgated under the Securities Exchange Act of 1934 or any successor rule. The Committee shall determine the type or types of Grants to be made to each Participant and shall set forth in such Grant the terms, conditions and limitations applicable to it, including provisions relating to change in control of the Corporation. Grants may be made singly, in combination or in tandem. The Committee shall have full and exclusive power to interpret the Plan, to adopt rules, regulations and guidelines relating to the Plan, to grant waivers of Plan restrictions and to make all of the determinations necessary for its administration.

  5. Shares Subject to the Plan. Up to 0.5% of the outstanding Marathon Stock, up to 0.8% of the outstanding Steel Stock, and up to 2.0% of the outstanding
                                                     ----
Delhi Stock, as determined on December 31 of the preceding year, shall be available for Grants during each calendar year in which the Plan is in effect; provided, however, that up to 1,272,558 shares of Marathon Stock and up to 407,218 shares of Steel Stock shall be available for Grants during calendar year 1991 and up to 50,000 shares of Delhi Stock shall be available for Grants during the calendar year in which the Effective Delhi Date occurs. In addition, Shares related to Grants that are forfeited, terminated, cancelled, expire unexercised, settled in cash in lieu of stock or in such manner that all or some of the Shares covered by a Grant are not issued to a Participant shall immediately become available for Grants, and any unused portion of the percentage limit of Shares in any calendar year shall be carried forward and available for Grants in succeeding calendar years. Shares of common stock of the Corporation available for Grants in calendar year 1990, but unused and which are carried forward and available for Grants in succeeding calendar years shall be allocated, for purposes of determining the maximum number of shares of Marathon Stock and Steel Stock available for Grants, on the basis of one share of Marathon Stock and one-fifth share of Steel Stock for each share of such common stock so carried forward. DURING ANY CALENDAR YEAR, NO PARTICIPANT SHALL BE GRANTED OPTIONS PURSUANT TO PARAGRAPH 7 HEREOF AND STOCK APPRECIATION RIGHTS PURSUANT TO PARAGRAPH 8 HEREOF WITH RESPECT TO MORE THAN 300,000 SHARES.

  6. Delegation of Authority. The Committee may delegate to the Stock Option Officer and to other senior officers of the Corporation its duties under the Plan subject to such conditions and limitations as the Committee shall prescribe except that only the Committee may designate and make grants to Participants who are subject to Section 16 of the Securities Exchange Act of 1934.

  7. Options. A right to purchase a specified number of Shares at not less than 100% of Fair Market Value on the date of the Grant. All Options will be Non-Qualified Options. Full payment for Shares purchased shall be made at the time of the exercise of the Option, in whole or in part. Payment of the purchase price shall be made in cash or in such other form as the Committee may approve, including Shares valued at the Fair Market Value of the Shares on the date of exercising the Option.

  8. Stock Appreciation Rights. A right to receive a payment in cash and/or Shares equal to the excess of the Fair Market Value of a Share on the date the Stock Appreciation Right (SAR) is exercised over the Fair Market Value of a Share at the date of the SAR Grant for a specified number of Shares; provided, that for any SAR exercised during the 10-business-day window period defined in Rule 16b-3 of the Securities and Exchange Commission, the Committee may, in its sole discretion, establish a uniform Fair Market Value of a Share for such period which shall not be more than the highest daily Fair Market Value and shall not be less than the lowest daily Fair Market Value during such 10-business-day period.

  9. Restricted Stock. An award of Shares for no cash consideration, if permitted by applicable law, or for such other consideration as determined by the Committee. All or part of the award may be subject to conditions including, but not limited to, continuous service with the Corporation; achievement of business objectives; individual, unit and Corporation performance and other criteria; and provisions for forfeiture and restricting transfer. Subject to such forfeiture and transfer restriction provisions as may be established by the Committee, any Participant receiving an award shall have all the rights of a stockholder of the Corporation with respect to Shares of Restricted Stock, including the right to vote the Shares and the right to receive any cash dividends thereon.

  10. Transfer. No Grant may be assigned, pledged or transferred other than by will or by the laws of descent and distribution and during a Participant's lifetime shall be exercisable only by the Participant or his or her guardian or legal representative.

  11. Adjustments. In the event of any change in the outstanding common stock of USX Corporation by reason of a stock split, stock dividend, stock combination or reclassification, recapitalization or merger, or similar event, the Committee may adjust appropriately the number of Shares available for or covered by Grants and Share prices related to outstanding Grants and make such other revisions to outstanding Grants as it deems are equitably required.

  12. Tax Withholding. USX shall have the right to deduct applicable taxes from any cash payment under this Plan which are required to be withheld and further to condition the obligation to deliver or the vesting of Shares under this Plan upon the Participant paying USX such amount as it may request to satisfy any liability for applicable withholding taxes. Participants may elect to have USX withhold Shares to satisfy all or part of their withholding liability in the manner and to the extent provided for by the Committee at the time of such election.

  13. Amendments. The Committee shall have the authority to make such amendments to any terms and conditions applicable to outstanding Grants as are consistent with this Plan provided that, except for adjustments under Paragraph 11 hereof, no such action shall modify such Grant in a manner adverse to the Participant without the Participant's consent except as such modification is provided for or contemplated in the terms of the Grant.

  The Board may amend, suspend or terminate the Plan except that no such action may be taken which would, without shareholder approval, increase the aggregate number of Shares available for Grants under the Plan, decrease the price of Options of SARs, change the requirements relating to the Committee or extend the term of the Plan.

  14. Effective and Termination Dates. The Plan shall be effective on the date it is approved by the stockholders of USX and shall terminate ten years later, subject to earlier termination by the Board pursuant to Paragraph 13.

  15. Adjustment of Grants for 1991 Reclassification. Each Option and SAR granted pursuant to this Plan prior to the date (the "Effective Date") on which the Steel Stock Proposal becomes effective, and which remains unexercised, in whole or in part, as of the Effective Date ("Old Grant"), is amended as follows:

     (a) Each Old Grant shall, to the extent unexercised as of the Effective Date, be automatically converted, without any action on the part of the holder of such Old Grant or the Corporation, into two separate Options or SARs, as the case may be, one to purchase one share of Marathon Stock and one to purchase one-fifth share of Steel Stock (rounded downward to the nearest whole number of shares), in each case in lieu of each share of common stock with respect to which the Option or SAR represented by such Old Grant then remains unexercised. Such Options and SARs may be exercised independently.

     (b) The applicable price to be paid upon exercise of each Option or SAR resulting from an Old Grant shall be allocated between the resulting Option or SAR with respect to Marathon Stock and the resulting Option or SAR with respect to Steel Stock in proportion to the Fair Market Value of the Marathon Stock and the Steel Stock on the first day on which both the Marathon Stock and Steel Stock are traded regular way on the New York Stock Exchange.

     (c) Payment upon exercise of an SAR with respect to Marathon Stock or Steel Stock, if made in Shares, shall be made in Marathon Stock or Steel Stock, respectively.

     (d) The amendments set forth in this Paragraph 15 shall become effective as of the Effective Date. As used in this Paragraph 15, the "Steel Stock Proposal" means Proposal No. 3 proposed by the Board of Directors of the Corporation in the Proxy Statement for its Annual Meeting of Stockholders scheduled to be held on May 6, 1991.

  16. Grants with respect to Delhi Stock. No adjustment of Grants made pursuant to this Plan with respect to Marathon Stock or Steel Stock shall be made to reflect the authorization or issuance of Delhi Stock. Grants with respect to Delhi Stock may be made at any time after the date on which shares of Delhi Stock are initially issued (the "Effective Delhi Date").

                           USX Corporation
[LOGO OF USX CORPORATION]  600 Grant Street, Pittsburgh, PA 15219-4776

                           You are cordially invited to attend the Annual Meeting of Stockholders on April 29, 1997.

                           The Meeting will be held in the Stanford Ballroom of the Renaissance Stanford Court Hotel, 905 California Street, Nob Hill, San Francisco, California at 10:00 A.M. Pacific Daylight Time.

                           Attached are your 1997 Proxy Card and an attendance card. The use of an attendance card, of course, is for our mutual convenience and your right to attend without an attendance card, upon identification, is not affected.

                           Dan D. Sandman
                           Secretary

           PLEASE SIGN, DATE AND RETURN THE ATTACHED 1997 PROXY CARD
                         IN THE ACCOMPANYING ENVELOPE


                           [LOGO OF USX CORPORATION]

                                ATTENDANCE CARD
                      1997 ANNUAL MEETING OF STOCKHOLDERS

                   Please present this card at registration
                               desk upon arrival


TIME:                                   PLACE:
10:00 A.M.                              Stanford Ballroom
Pacific Daylight Time                   Renaissance Stanford Court Hotel
Tuesday, April 29, 1997                 905 California Street, Nob Hill
                                        San Francisco, California

                  for the personal use of the stockholder(s)
                       named on the attached Proxy Card
                             --not transferable--

-------------------------------------------------------------------------------

The undersigned hereby appoint(s) Thomas J. Usher, Victor G. Beghini, Robert M. Hernandez and Paul J. Wilhelm, or any of them, proxies to vote as herein stated on behalf of the undersigned at the Annual Meeting of Stockholders of USX Corporation on April 29, 1997 and any adjournment or postponement thereof and upon all other matters properly coming before the Meeting, including the proposals set forth in the proxy statement for such Meeting with respect to which the proxies are instructed to vote as follows:

   Proposals of the Board of Directors--The directors recommend a vote "FOR"

Proposal No. 1--Election of directors--Nominees: Neil A. Armstrong, Robert M.
                Hernandez, John F. McGillicuddy, John M. Richman and
                John W. Snow

          FOR all nominees -- [_]         WITHHOLD AUTHORITY -- [_]
          (except as indicated)           to vote for all nominees

  (To withhold authority to vote for any individual nominee strike out that nominee's name.)

Proposal No. 2--Election of Price Waterhouse LLP as independent accountants
             FOR -- [_]        AGAINST -- [_]       ABSTAIN -- [_]

Proposal No. 3--Approval of Amended 1990 Stock Plan--To Add Individual Limit on
                Grants to Preserve Tax Deductibility Under Section 162(m) of the Internal Revenue Code and to Increase the Number of Delhi Shares Available for Grants
             FOR -- [_]        AGAINST -- [_]       ABSTAIN -- [_]

--------------------------------------------------------------------------------
[_] I Will Attend The Annual Meeting

Signature(s)
             -------------------------------------------------

--------------------------------------------------------------

                                  Dated                   1997
                                        -----------------
Please sign exactly as your name appears hereon, including representative capacity where applicable. Joint owners should both sign.

This proxy is solicited by the Board of Directors and represents your holdings of USX-Marathon Group Common Stock and/or USX-U.S. Steel Group Common Stock. Unless otherwise marked, proxies are to vote FOR Proposals 1, 2 and 3, and in their discretion upon all other matters properly brought before the Meeting and any adjournment or postponement thereof.

                           USX Corporation
[LOGO OF USX CORPORATION]  600 Grant Street, Pittsburgh, PA 15219-4776

                           You are cordially invited to attend the Annual Meeting of Stockholders on April 29, 1997.

                           The Meeting will be held in the Stanford Ballroom of the Renaissance Stanford Court Hotel, 905 California Street, Nob Hill, San Francisco, California at 10:00 A.M. Pacific Daylight Time.

                           Attached are your 1997 Proxy Card and an attendance card. The use of an attendance card, of course, is for our mutual convenience and your right to attend without an attendance card, upon identification, is not affected.

                           Dan D. Sandman
                           Secretary

           PLEASE SIGN, DATE AND RETURN THE ATTACHED 1997 PROXY CARD
                         IN THE ACCOMPANYING ENVELOPE


                           [LOGO OF USX CORPORATION]

                                ATTENDANCE CARD
                      1997 ANNUAL MEETING OF STOCKHOLDERS

                   Please present this card at registration
                               desk upon arrival


TIME:                                   PLACE:
10:00 A.M.                              Stanford Ballroom
Pacific Daylight Time                   Renaissance Stanford Court Hotel
Tuesday, April 29, 1997                 905 California Street, Nob Hill
                                        San Francisco, California

                  for the personal use of the stockholder(s)
                       named on the attached Proxy Card
                             --not transferable--

-------------------------------------------------------------------------------

The undersigned hereby appoint(s) Thomas J. Usher, Victor G. Beghini, Robert M. Hernandez and Paul J. Wilhelm, or any of them, proxies to vote as herein stated on behalf of the undersigned at the Annual Meeting of Stockholders of USX Corporation on April 29, 1997 and any adjournment or postponement thereof and upon all other matters properly coming before the Meeting, including the proposals set forth in the proxy statement for such Meeting with respect to which the proxies are instructed to vote as follows:

   Proposals of the Board of Directors--The directors recommend a vote "FOR"

Proposal No. 1--Election of directors--Nominees: Neil A. Armstrong, Robert M.
                Hernandez, John F. McGillicuddy, John M. Richman and
                John W. Snow

          FOR all nominees -- [_]         WITHHOLD AUTHORITY -- [_]
          (except as indicated)           to vote for all nominees

  (To withhold authority to vote for any individual nominee strike out that nominee's name.)

Proposal No. 2--Election of Price Waterhouse LLP as independent accountants
             FOR -- [_]        AGAINST -- [_]       ABSTAIN -- [_]

Proposal No. 3--Approval of Amended 1990 Stock Plan--To Add Individual Limit on
                Grants to Preserve Tax Deductibility Under Section 162(m) of the Internal Revenue Code and to Increase the Number of Delhi Shares Available for Grants
             FOR -- [_]        AGAINST -- [_]       ABSTAIN -- [_]

--------------------------------------------------------------------------------

[_] I Will Attend The Annual Meeting

Signature(s)
             -------------------------------------------------

--------------------------------------------------------------

                                  Dated                   1997
                                        -----------------
Please sign exactly as your name appears hereon, including representative capacity where applicable. Joint owners should both sign.

This proxy is solicited by the Board of Directors and represents your holdings of USX-Delhi Group Common Stock. Unless otherwise marked, proxies are to vote FOR Proposals 1, 2 and 3, and in their discretion upon all other matters properly brought before the Meeting and any adjournment or postponement thereof.